SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[     ]  Preliminary Proxy Statement     [     ] Confidential, For Use of the
[ X ]    Definitive Proxy Statement              Commission  Only (as permitted
[     ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[     ]  Soliciting  Material  Pursuant to Rule  14a-11(c)
         or Rule 14a-12

                            OPEN PLAN SYSTEMS, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.

[     ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)      Title of each class of securities to which transaction applies:
                  .................................................................................................
         (2)      Aggregate number of securities to which transaction applies:
                  .................................................................................................
         (3)      Per unit price or other  underlying value of transaction  computed  pursuant to Exchange
                  Act Rule 0-11 (set forth the amount on which the  filing fee is  calculated  and state how it was determined):
                  .................................................................................................
         (4)      Proposed maximum aggregate value of transaction:
                  .................................................................................................
         (5)      Total fee paid:
                  .................................................................................................

[     ]  Fee paid previously with preliminary materials.
                  .................................................................................................

[     ]  Check box if any part of the fee is offset as provided by Exchange  Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid  previously.  Identify the previous  filing by  registration statement number, or the form or schedule and the date of its filing.

         (1)......Amount previously paid:
                  .................................................................................................
         (2)......Form, Schedule or Registration Statement no.:
                  .................................................................................................
         (3)......Filing Party:
                  .................................................................................................
         (4)......Date Filed:
                  .................................................................................................

                                                       [LOGO]



                                                   April 13, 1999




Dear Shareholder:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders to be held on Tuesday, May 11, 1999 at 3:00 p.m. in the Piedmont Room at Crestar Bank, 919 East Main Street, 4th Floor, Richmond, Virginia 23219. At the Annual Meeting, you will be asked to elect three directors each to serve for a three-year term and two directors each to serve for a two-year term, and to ratify the appointment of independent auditors for the Company for 1999. Enclosed with this letter is a formal notice of the Annual Meeting, a Proxy Statement and a form of proxy.

     Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

     We hope you will participate in the Annual Meeting, either in person or by proxy.

                                                         Sincerely,





                                                         John L. Hobey
                                                         Chief Executive Officer

                             OPEN PLAN SYSTEMS, INC.
                        4299 Carolina Avenue, Building C
                            Richmond, Virginia 23222

                               ___________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               ___________________

     The Annual Meeting of Shareholders (the "Annual Meeting") of Open Plan Systems, Inc. (the "Company") will be held on Tuesday, May 11, 1999 at 3:00 p.m. in the Piedmont Room at Crestar Bank, 919 East Main Street, 4th Floor, Richmond, Virginia 23219, for the following purposes:

          1.   To elect three directors to serve as Class II directors for terms
               of  three  years   expiring   at  the  2002  annual   meeting  of
               shareholders;

          2. To elect two directors to serve as Class I directors for terms of two years expiring at the 2001 annual meeting of shareholders;

          3. To consider and act upon a proposal to ratify the appointment of the firm of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1999; and

          4. To act upon such other matters as may properly come before the Annual Meeting.

     Only holders of shares of Common Stock of record at the close of business on April 8, 1999, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the Annual Meeting.

     Please sign and promptly mail the enclosed proxy to insure the presence of a quorum at the Annual Meeting.

                                              By Order of The Board of Directors

                                              Neil F. Suffa
                                              Secretary


April 13, 1999


                                    IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

                             OPEN PLAN SYSTEMS, INC.
                        4299 Carolina Avenue, Building C
                            Richmond, Virginia 23222


                                 PROXY STATEMENT


     This Proxy Statement is furnished to holders of Common Stock, no par value (the "Common Stock"), of Open Plan Systems, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 1999 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, May 11, 1999 at 3:00 p.m. in the Piedmont Room at Crestar Bank, 919 East Main Street, 4th Floor, Richmond, Virginia 23219, and any adjournment thereof.

     Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date, or by voting in person at the Annual Meeting. It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about April 13, 1999 to all shareholders entitled to vote at the Annual Meeting.

     The expense of soliciting proxies for the Annual Meeting will be paid for by the Company. Proxies are being solicited by mail and may also be solicited in person or by telephone, telegraph or telefacsimile by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of shares of the Common Stock.

     On April 8, 1999, the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting, there were 4,672,433 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual
Meeting. A majority of the shares of the Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

     The aggregate number of votes cast by all shareholders present in person or by proxy at the Annual Meeting will be used to determine whether a proposal will be approved or adopted. Thus, in the case of the election of directors and the ratification of the appointment of the independent public accountants and other matters that may come before the Annual Meeting, the withholding of votes or abstention from voting on a matter by a shareholder present in person or by proxy at the Annual Meeting has no effect on the item on which the shareholder withheld votes or abstained from voting. In addition, broker "non-votes" will not be included in determining the number of votes cast on any matter.

     The Board of Directors of the Company is not aware of any matters other than those described in the Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     On June 17, 1998, the Board of Directors increased the number of directors of the Company from eight to ten in connection with its affiliation with Great Lakes Capital, LLC. John L. Hobey, Chief Executive Officer, and William Sydnor Settle, were elected by the Board of Directors to fill these newly created positions on the Board. Thereafter, as a result of the resignations of Stan A. Fischer and Paul A. Covert from the Board of Directors in the Fall of 1998, the size of the Board of Directors was reduced to eight, and there are currently eight directors serving on the Board. For 1999, three directors are to be elected at the Annual Meeting each to serve for a term of three years expiring on the date of the annual meeting of shareholders in 2002, and two directors are to be elected at the Annual Meeting each to serve for a term of two years expiring on the date of the annual meeting of shareholders in 2001. E.W. Mugford, a director whose current term expires in 2001, is being nominated for a term expiring in 2002 in order to comply with requirements of the Company's organizational documents that provide that the number of directors in each class shall be as nearly equal in number as practicable. Following the election of directors at the Annual Meeting, Classes I and II will have three directors and Class III will have two directors.

     The following pages set forth certain information concerning the nominees and incumbent directors whose terms of office will continue after the Annual Meeting. All of the nominees and incumbent directors were previously elected by the shareholders, except John L. Hobey and William Sydnor Settle, who will stand for election for the first time this year.

     The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the five nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

     Each nominee has consented to being named in the Proxy Statement and has agreed to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

     The following information is furnished with respect to each nominee for director and each incumbent director:

           Nominees for Election for Terms Expiring in 2002 (Class II)

     Anthony  F.  Markel,  age  57,  is  President  and  a  director  of  Markel
Corporation, a Richmond, Virginia based publicly held insurance brokerage company. Mr. Markel has held these positions since 1990. He is also Chairman of the Board of the Company, a position he has held since April 8, 1998, and is a director of Hilb, Rogal & Hamilton Company. He is a member of the Executive Committee and the Compensation Committee and has been a director of the Company since 1989.

     Theodore L. Chandler, Jr., age 46, is a Vice President and a director of the law firm of Williams, Mullen, Christian & Dobbins in Richmond, Virginia. Mr. Chandler is also a director of LandAmerica Financial Group, Inc. and Hilb, Rogal & Hamilton Company. He is a member of the Compensation Committee, Executive Committee and the Audit Committee and has been a director of the Company since 1996.

     E. W. Mugford, age 63, is President and Chief Executive Officer of Royal Oldsmobile-Isuzu Inc., an automobile dealership located in Richmond, Virginia. Mr. Mugford also is President of Royal Auto Protection Company Ltd., an automobile insurance company located in Richmond, Virginia. Mr. Mugford has held these positions since 1971 and 1990, respectively. He is a member of the Audit Committee and has been a director of the Company since 1998.

           Nominees for Election for Terms Expiring in 2001 (Class I)

     William Sydnor Settle, age 65, is Chairman of Great Lakes Capital, Inc., a position he has held since 1990. Mr. Settle is also a principal of Great Lakes Capital, LLC, an affiliate of the Company. He has been a director of the Company since June 1998.

     John L. Hobey, age 52, has been Chief Executive Officer of the Company since June 1998. From 1985 to 1997, Mr. Hobey was Chief Executive Officer of the Olofsson Corporation, a machine tool manufacturer in Lansing, Michigan. Mr. Hobey is also a principal of Great Lakes Capital, LLC, an affiliate of the Company. He is a member of the Executive Committee and has been a director of the Company since June 1998.

     The Board of Directors recommends that the shareholders vote FOR the nominees set forth above.

                 Incumbent Directors Whose Terms Expire in 2000

     Troy A. Peery, Jr., age 52, is the former President and Chief Operating Officer and director of Heilig Meyers Co., a national retailer of home furniture and furnishings headquartered in Richmond, Virginia. Mr. Peery held that position from 1985 to 1998. Mr. Peery currently serves on the Board of Directors of Galeski Optical Co. and S&K Famous Brands, Inc. He is a member of the Compensation Committee, Executive Committee and the Audit Committee and has been a director of the Company since 1989.

     Robert F. Mizell, age 42, is a Senior Vice President and a director of Davenport & Company LLC, where he directs the firm's Corporate Finance Department. He is also President of Davenport Financial Advisors, LLC. Prior to joining Davenport in 1988, Mr. Mizell was a partner with the accounting firm of KPMG Peat Marwick. Mr. Mizell is also a director of Manorhouse Retirement Centers, Inc., Mid-Atlantic Mergers and Acquisitions Network and Security Filter Products Co., Inc. He is a member of the Executive Committee, the Compensation Committee and the Audit Committee and has been a director of the Company since 1996.

                 Incumbent Directors Whose Terms Expire in 2001

     Gary M. Farrell, age 38, is Chief Financial Officer of NKL Industries, a Virginia Beach based safe manufacturer. Prior to his employment with NKL Industries in June 1998, he was Chief Financial Officer of the Company from June 1993 to May 15, 1998, and Secretary of the Company from January 1994 to May 15, 1998. He has been a director since 1994.

     E. W. Mugford, if elected to a term expiring in 2002, will resign his term expiring in 2001.

Executive Officers

     Information with respect to John L. Hobey, Chief Executive Officer, is set forth above. Information with respect to the remaining executive officers of the Company is as follows:

     Willam F. Crabtree, age 59, has been Vice President - Finance and Chief Financial Officer of the Company since June 17, 1998. Mr. Crabtree had been Vice President and Chief Financial Officer of Olofsson Corporation from 1985 until 1997. Mr. Crabtree is also a principal of Great Lakes Capital, LLC, an affiliate of the Company.

     Robert E. O'Neil, Jr., age 49, has been Vice President - National Accounts of the Company since December 1, 1997. Mr. O'Neil was previously Vice President
- Sales of the Company from November 18, 1996 to November 30, 1997. Prior to his employment with the Company, Mr. O'Neil served as Vice President - Sales with Superior Chaircraft Corporation from September 1994 to November 1996, and was a manager for Steelcase, Inc. from October 1977 to September 1994.

     Neil F. Suffa, age 34, has been Corporate Controller of the Company since December 2, 1996. From July 1994 to December 1996, Mr. Suffa was Senior Accounting and Reporting Accountant with James River Corporation, and from July 1986 to July 1994 was employed as Audit Manager with Deloitte & Touche LLP. Mr. Suffa also served as Chief Financial Officer of SAGA Systems, an independent service provider of access to the Internet, from May 1996 to October 1996, and served on the Board of Directors of that company until April 1997.

Nomination and Voting Arrangements

     On June 17, 1998, in connection with the Company's entry into a Management and Consulting Agreement with Great Lakes Capital, LLC ("Great Lakes"), the Company entered into a Voting and Standstill Agreement (the "Voting Agreement") with Great Lakes and its affiliate, Great Lakes Capital, Inc. ("GLC"), which provides that the Company will nominate and recommend each of John L. Hobey and William Sydnor Settle for election to the Board of Directors at the 1999 Annual Meeting for a two year term expiring in 2001. In addition, during the five year term of the Voting Agreement, Great Lakes and GLC agreed to certain prohibitions and requirements with respect to the voting of shares of stock owned by them or their affiliates, including the requirement that such shares be voted for nominees to the Board of Directors of the Company recommended by the Board of Directors or a nominating committee thereof. On March 19, 1999, Great Lakes, GLC and their affiliates owned 215,000 issued and outstanding shares of Common Stock subject to the Voting Agreement.

Security Ownership of Management

     The following table sets forth certain information with respect to the beneficial ownership of shares of the Company's Common Stock as of March 19, 1999, by each director and nominee of the Company, by those executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and by all of the directors and executive officers as a group.

                                            Amount and Nature of Beneficial Ownership(1)
                                      ----------------------------------------------------------

                                                                        Acquirable Within 60     Percent of Class(3)
Name                                           Common Stock                    Days(2)

John L. Hobey                                      209,000(4)                    625,000(5)             15.5%
Stan A. Fischer                                  1,054,870                         1,000                19.7%
Gary M. Farrell                                     17,889                         1,000                 *
Robert E. O'Neil, Jr.                                3,000                        12,500                 *
Troy A. Peery, Jr.                                  94,376                         3,000                 1.8%
Anthony F. Markel                                  194,218                         3,000                 3.7%
Theodore L. Chandler, Jr.                           25,000                         3,000                 *
Robert F. Mizell                                    17,500                         3,000                 *
E. W. Mugford                                      148,545                         1,000                 2.8%
William Sydnor Settle                              207,000(4)                    600,000(5)             15.0 %

All directors and executive                       716,828                        664,000                  25.7%
  officers  as a group (11
  persons)
_________

*Percentage of ownership is less than 1% of the outstanding shares of Common Stock of the Company.

(1) Beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.

(2) Represents shares of Common Stock that can be purchased upon the exercise of vested stock options.

(3) Percentages for shares beneficially owned are based on 4,672,433 shares of Common Stock issued and outstanding at March 19, 1999 and includes shares acquirable within 60 days.

(4) Includes 204,000 shares beneficially owned by Great Lakes of which Messrs. Hobey and Settle are principals.

(5) Includes 600,000 shares that may be acquired pursuant to stock options held by Great Lakes of which Messrs. Hobey and Settle are principals.

Security Ownership of Certain Beneficial Owners

     The persons, groups or other entities known by the Company to be beneficial owners of more than 5% of the outstanding Common Stock of the Company as of March 19, 1999 are set forth in the following table:

Name and Address                                    Number of Shares                              Percent of Class(2)
of Beneficial Owner                               Beneficially Owned(1)

Stan A. Fischer                                      1,055,870                                        19.7%
c/o Open Plan Systems, Inc.
4299 Carolina Avenue
Building C
Richmond, Virginia  23222

SAFECO Corporation and SAFECO Asset                   331,900(3)                                       6.2%
Management Company, SAFECO Plaza,
Seattle, Washington 98185

SAFECO Common Stock Trust SAFECO Plaza,               244,500(3)                                       4.6%
Seattle, Washington 98185

Great Lakes Capital, LLC.                             609,000(4)                                      11.3%
310 South Street
Morristown, NJ. 07960

_________

(1) Beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.

(2) Percentages for shares beneficially owned are based on 4,672,433 shares of Common Stock issued and outstanding at March 19, 1999 and includes shares acquirable within 60 days.

(3) In an amendment to a Schedule 13G jointly filed with the Securities and Exchange Commission on February 11, 1999, SAFECO Corporation and its subsidiary, SAFECO Asset Management Company, reported beneficial ownership as of that date of 331,900 shares of the Common Stock of the Company for which it shares voting and dispositive power. The Schedule 13G reports that the shares identified therein are owned beneficially by registered investment companies for which SAFECO Asset Management Company serves as investment advisor, and includes the 244,500 shares reported in the joint
     Schedule 13G as beneficially  owned by SAFECO Common Stock Trust.

(4) Great Lakes Capital, LLC. filed with the Securities and Exchange Commission in July 1998, Great Lakes Capital LLC. reported beneficial ownership of 204,000 shares of the Common Stock of the Company along with 600,000 shares of options to purchase Common Stock of the Company. Mr. Settle, Mr. Hobey and Mr. Crabtree reported beneficial ownership rights in these shares as they are principals in Great Lakes Capital, LLC.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock with the Securities and Exchange Commission. Such persons are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company, the Company believes that, except as disclosed below, all applicable Section 16(a) filing requirements were satisfied for events and transactions that occurred in 1998. Theodore L. Chandler, Jr. filed one late Form 4 in 1998 disclosing one transaction that was not reported on a timely basis.

Committees of the Board of Directors

     The standing committees of the Board of Directors are the Executive Committee, the Compensation Committee and the Audit Committee. There is no nominating committee. The functions and membership of the standing committees and the number of such committee meetings held during the last fiscal year are as follows:

     Executive Committee. The Executive Committee is authorized to perform all duties and exercise all powers of the Board of Directors in the management of the business and affairs of the Company when the Board is not in session, except those duties and powers that are required by law to be performed or exercised by the Board of Directors as a whole. The current members of the Executive Committee are Anthony F. Markel, Chairman, Theodore L. Chandler, Jr., Troy A. Peery, Jr., John L. Hobey and Robert F. Mizell. The Executive Committee held no meetings in 1998.

     Compensation Committee. The Compensation Committee determines compensation for the Company's directors and executive officers and administers the Company's stock option plans. The responsibilities of the Compensation Committee are discussed below under the caption "Compensation Committee Report on Executive Compensation." The current members of the Compensation Committee are Troy A. Peery, Jr., Chairman, Theodore L. Chandler, Jr., Robert F. Mizell and Anthony F. Markel. The Compensation Committee held two meetings in 1998.

     Audit Committee. The Audit Committee makes recommendations concerning the engagement of the Company's independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The current members of the Audit Committee are Robert F. Mizell, Chairman, Troy A. Peery, Jr., Edmund W. Mugford and Theodore
L. Chandler, Jr. The Audit Committee held three meetings in 1998.

     During the fiscal year ended December 31, 1998, there were eight meetings of the Board of Directors. All incumbent directors attended 75% or more of the total aggregate number of meetings of the Board of Directors and of the committees on which they served.

Directors Compensation

     Each non-employee director of the Company receives an annual retainer of $5,000 payable quarterly, a fee of $1,000 for each Board meeting attended and a fee of $500 for each committee meeting attended. Each director is also reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings.

     Effective June 5, 1996, the Company adopted the 1996 Stock Option Plan for Non-Employee Directors (the "Outside Directors' Plan"). The maximum aggregate number of shares of Common Stock that may be issued pursuant to the Outside Directors' Plan is 25,000. The Outside Directors' Plan is administered by the Compensation Committee of the Board of Directors of the Company, and will terminate following the annual meeting of shareholders in 2000.

     Under the Outside Directors' Plan, each non-employee director of the Company serving on the Board of Directors receives an option to purchase 1,000 shares of Common Stock on the first business day following each annual meeting of shareholders. The exercise price of stock options granted under the Outside Directors' Plan is equal to the fair market value of the Common Stock on the date of grant. Each option is granted for a term of ten years and is first exercisable on the date which is six months from the date of grant of the option. Options granted under the Outside Directors' Plan may be exercised in whole or in part at any time upon payment by the optionee of the exercise price in cash or by surrendering previously-owned shares of Common Stock to the Company with a fair market value not less than the exercise price. In addition, the Company will cooperate in a cashless exercise of an option upon the request of a participant.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Company's compensation policies applicable to its executive officers are administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the salaries of the Company's senior management and reviews and approves annual management incentive programs and executive benefits for senior management. It also administers the 1996 Stock Incentive Plan (the "Incentive Plan") and the 1996 Stock Option Plan for Non-Employee Directors. The Committee also reviews any significant changes in the Company's 401(k) plan. All decisions by the Compensation Committee relating to the compensation of the Company's senior management are reported to the full Board.

     Significant changes occurred in the senior management of the Company in 1998. Stan A. Fischer began 1998 as Chairman of the Board and Chief Executive Officer of the Company. Paul A. Covert was President of the Company and Gary M. Farrell was Chief Financial Officer. On April 8, 1998, Anthony F. Markel replaced Mr. Fischer as Chairman of the Board and Mr. Fischer ceased to serve as Chief Executive Officer of the Company. Thereafter, the Board of Directors began a search for a new Chief Executive Officer and, following Mr. Farrell's resignation to pursue other career interests, a new Chief Financial Officer resulting in an affiliation with Great Lakes Capital, LLC ("Great Lakes") on June 17, 1998 and the appointment of John L. Hobey as Chief Executive Officer and William F. Crabtree as Chief Financial Officer. In July 1998, Mr. Covert and Todd A. Thomann, Executive Vice President of the Company, departed the Company. With the departures of Messrs. Fischer, Farrell, Covert and Thomann, the executive officers of the Company for the remainder of the fiscal year were Jack
A. Hobey, Chief Executive Officer, William F. Crabtree, Chief Financial Officer, Robert E. O'Neil, Jr., Vice President - National Accounts, and Neil F Suffa, Corporate Controller.

     Under rules established by the Commission, the Company is required to provide certain information with respect to the compensation and benefits provided to Stan A. Fischer, the Company's former Chief Executive Officer, John
L. Hobey, the Company's current Chief Executive Officer and the other executive officers of the Company. This report of the Compensation Committee primarily addresses the Company's compensation policies in effect for 1998. Executive Compensation Policies

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, recognize individual initiative and achievements, and assist the Company in attracting and retaining highly qualified executives. They provide for competitive base salaries which reflect individual performance and level of responsibility; annual performance bonus opportunities payable in cash upon the attainment of pre-established financial and operating performance goals, and long-term, stock-based incentive opportunities under the Incentive Plan to further align the financial interests of management with those of the Company's shareholders.

     The Compensation Committee believes that the combination of base salary, annual performance bonus awards and long-term equity participation provides the appropriate framework to implement the Company's pay-for-performance policy.

     The Compensation Committee has determined to annually, or more frequently, review the Company's executive compensation program.

Base Salaries

     Factors considered by the Compensation Committee in determining base salaries for executive officers in 1998, other than for Mr. Hobey and William F. Crabtree, included personal performance of the executive officer in light of individual levels of responsibility, the overall performance and profitability of the Company during the preceding year, economic trends that may be affecting the Company, and the competitiveness of the executive officer's salary with the salaries of executive officers in comparable positions at companies of comparable size or operational characteristics. Each factor is weighed by the Board of Directors in a subjective analysis of the appropriate level of compensation for that executive officer.

     The Company's executive compensation program stresses incentive opportunities linked to financial and operating performance. Therefore, base salaries for senior management for 1998 were set at approximately the median for comparable positions at comparable companies. Before his termination of duties as Chief Executive Officer in April, 1998, Mr. Fischer's base salary continued at the level set in 1997 at $160,000.

     On June 17, 1998, the Company entered into a Management and Consulting Agreement with Great Lakes pursuant to which Great Lakes furnished Mr. Hobey to the Company as Chief Executive Officer and Mr. Crabtree as Chief Financial Officer. The Company also entered into Employment Agreements with Mr. Hobey and Mr. Crabtree. Pursuant to the Employment Agreements, the annual base salaries for Messrs. Hobey and Crabtree were set at $160,000 and $120,000, respectively. In approving the Employment Agreements of Messrs. Hobey and Crabtree, the Board of Directors considered, with respect to base salary, the individual's prior management experience, level of responsibility and comparable salaries.

Annual Incentives

     In 1998, certain of the executive officers of the Company were participants in an annual incentive program (the "Bonus Plan"). The Bonus Plan provides that incentive bonuses may be paid to executive officers if certain earnings per share and pre-tax profit goals were met by the Company in 1998. If the Company's earnings per share increased by less than 10% over the previous year, an officer received no bonus award for this performance criteria. The same standard applies to the Company's pre-tax profits and is determined separately from the earnings calculation. In the event that the Company's earnings per share or pre-tax profits increased by 10% or more over the previous year, then the level of performance of each component was converted into a percentage of the officer's salary as a bonus.

     Based on the Bonus Plan criteria, no bonuses were awarded under the Bonus Plan.

Long-Term Incentives

     The Committee administers the Incentive Plan under which it has granted options to key executives to purchase shares of the Company's Common Stock. The primary objective of issuing stock options is to encourage significant investment in stock ownership by management and to provide long-term financial rewards linked directly to market performance of the Company's stock. The Committee believes that significant ownership of stock by senior management is the best way to align the interests of management and the shareholders, and the Company's stock incentive program is effectively designed to further this objective.

     Effective February 17, 1998, the Committee granted stock options (the "1998 Options") to various executives, other than the executive officers named in the Summary Compensation Table. The exercise price of the 1998 Options was based on the average of the high and low trading prices of the Common Stock on the day of grant. The 1998 Options vest over four years in annual increments of 25% commencing on the date of grant and expire seven years from the date of grant. An earlier expiration date may apply in the event of an optionee's termination of employment, retirement, death or disability.

     With respect to the allocation of available options among other executive officers and employees, the Committee is of the view that, as a person's level of responsibility increases, greater portions of his or her total compensation should be linked to the long-term performance of the Company's Common Stock and return to its shareholders.

     On June 17, 1998 in connection with the Company's affiliation with Great Lakes, the Company awarded Messrs. Hobey and Crabtree non-qualified options to purchase 25,000 shares and 12,500 shares, respectively, of Common Stock, which options were immediately exercisable at $2.44 per share with an expiration date of June 30, 2003.

Tax Considerations

     The Omnibus Budget Reconciliation Act of 1993 ("OBRA") established certain criteria for the tax deductibility of compensation in excess of $1 million paid to the Company's executive officers. The Company is not in danger of losing deductions under OBRA. The Committee will carefully consider any plan or compensation arrangement that would result in the disallowance of compensation deductions. The Committee will use its best judgment in such cases, taking all factors into account, including the materiality of any deductions that may be lost. To date, the Committee has not adopted a policy that dictates its decision in such a situation.

        Submitted by the Compensation Committee of the Board of Directors
                          Troy A. Peery, Jr., Chairman
                            Theodore L. Chandler, Jr.
                                Anthony F. Markel
                                Robert F. Mizell

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

     The following table sets forth, for the fiscal years ended December 31, 1998, 1997 and 1996, the compensation paid by the Company to the Company's present and former Chief Executive Officers, and each other executive officer earning in excess of $100,000 during 1998, in all capacities in which they served:

                           Summary Compensation Table

                                                                                           Long Term
                                                                                         Compensation
                                                    Annual Compensation                     Awards
                                      ------------- ------------- --------------------

                                                                                          Securities
Name and                                                             Other Annual         Underlying           All Other
Principal Position           Year        Salary        Bonus       Compensation (1)       Options (#)       Compensation (2)

Stan A. Fischer (3)           1998      $ 46,769      $  -        $   -                    1,000              $ 99,741
Former Chairman of the        1997       159,231         -            -                   12,500 (5)           100,489
Board and Chief               1996       150,000       36,000      145,515 (4)            12,500 (5)           100,510
Executive Officer

John L. Hobey (6)             1998        83,692         -            -                   25,000                11,250
Chief Executive Officer


Robert O'Neil, Jr. (7)        1998       119,931       10,000         -                     -                   9,270
Vice President - National     1997       121,346          -           -                   12,500                  -
Accounts                      1996        20,167          -           -                   12,500                  -


________

(1) Except as otherwise indicated, the dollar value of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total amount of salary and bonus reported for each officer during the years shown.

(2) "All Other Compensation" includes the following for the fiscal year ended December 31, 1998: (a) employer contributions of $1,358 for Mr. Fischer to the Company's 401(k) Plan to match 1998 elective deferral contributions made by each to such Plan; (b) compensation of $96,183 for Mr. Fischer attributable to life insurance premiums paid by the Company in 1998 on life insurance policies to fund certain stock purchase obligations to Mr. Fischer; (c) $11,250 for Mr. Hobey for use of a Company furnished apartment; (d) $9,720 for Mr. O'Neil related to reimbursement for certain moving expenses. See "Transactions with Management."

(3) Mr. Fischer was employed by the Company as Chairman of the Board and Chief Executive Officer until April 8, 1998.

(4) Includes a $32,341 payment to Mr. Fischer to permit the payment of accrued interest on prior tax loans, a $28,115 payment to permit the payment of accrued interest on a real estate loan to Mr. Fischer, a $83,775 payment to Mr. Fischer to permit the payment of expenses incurred by him in connection with certain property owned by Mr. Fischer, and $1,284 relating to an automobile allowance.

(5) Options granted to Mr. Fischer under the 1996 Stock Incentive Plan expired unexercised in 1998.

(6) Mr. Hobey was employed by the Company commencing June 17, 1998. Amounts shown for 1998 are for the period from June 17, 1998 to December 31, 1998.

(7) Mr. O'Neil was employed by the Company commencing in November 1996. Amounts shown for 1996 are for the period from November 1996 to December 31, 1996.

     The executive officers of the Company participate in other benefit plans provided to all full-time employees of the Company who meet eligibility requirements, including group health, dental, disability and life insurance.

Stock Options

     The following table contains information concerning grants of stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1998 under the Company's 1996 Stock Incentive
Plan:

                                       Option Grants In Last Fiscal Year
                                            (Individual Grants)

                             Number of Securities    Percent of Total
                              Underlying Options    Options Granted to    Exercise or Base    Expiration Date
Name                             Granted (1)       Employees in Fiscal    Price ($/Sh) (2)           (3)
                                                           Year

John L. Hobey                       25,000                  14.1%              $2.44               6/30/03
________

(1) The options listed in the table were granted on June 17, 1998 and were immediately exercisable.

(2) The exercise price for the options listed in the table was the average of the high and low trading prices of the Common Stock on the date of grant. The exercise price may be paid in cash, in shares of Common Stock of the Company valued at fair market value on the date of exercise, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all required withholding and other deductions.

(3) The options listed in the table expire June 30, 2003. An earlier expiration date may apply in the event of the optionee's termination of employment, retirement, death or disability.

     Mr. Fischer was granted an option for 1,000 shares of Common Stock in May 1998 pursuant to the Outside Directors' Plan. See "Directors' Compensation."




Option Exercises and Holdings

     None of the executive officers named in the Summary Compensation Table exercised options during the fiscal year ended December 31, 1998. The following table sets forth information with respect to the value of all unexercised stock options held by such officers (other than Mr. Fischer) as of the end of the fiscal year:

                          Fiscal Year End Option Values

                                           Number of Securities Underlying   Value of Unexercised In-the-Money
                                         Unexercised Options at Fiscal Year        Options at Fiscal Year
                                                       End (1)                            End (2)


Name                                       Exercisable     Unexerciseable      Exercisable    Unexerciseable
John L. Hobey                                  25,000                 0             $0                $0
Robert E. O'Neil, Jr.                           9,375            15,625              0                 0



(1) Mr. Hobey's options were immediately exercisable on June 17, 1998. The options for Mr. O'Neil become vested and exercisable over four years in annual increments of 25% commencing on April 21, 1997 and February 12, 1998.

(2) The value of the unexercised options at fiscal year end is calculated by determining the difference between the fair market value of the Common Stock on December 31, 1998 and the exercise price of such options. The average of the high and low sales prices of the Common Stock of the Company on December 31, 1998, as reported by The Nasdaq National Market, was $2.25. All of the options identified in the table had an exercise price that was higher than $2.25 on December 31, 1998, and therefore all of the options were out-of-the money on that date.

     Options granted to Mr. Fischer under the 1996 Stock Incentive Plan expired unexercised in 1998. Mr. Fischer holds an unexercised option for 1,000 shares of Common Stock granted pursuant to the Outside Directors' Plan. The value of the option at December 31, 1998 was estimated to be $760.

Transactions With Management

     The Company has made a separate agreement with Stan A. Fischer to purchase upon his death, up to all, but not less than one-half, of the shares of Common Stock owned by him at the time of his death. In order to fund its purchase obligation under the agreement, the Company owns and is the beneficiary of a life insurance policy in aggregate face amounts of $3,500,000 on the life of Mr. Fischer. The purchase price for the shares will be the fair market value of the shares on the date of death. The Company's purchase obligation under the agreement is limited to the face amount of the policy. In 1998, the Company paid premiums of $96,183 on the policy for Mr. Fischer.

     On June 17, 1998, the Company entered into an Employment Agreement with John L. Hobey that provided for Mr. Hobey to act as Chief Executive Officer of the Company. Mr. Hobey's compensation was set at $160,000 annually with an annual incentive bonus based upon criteria established by the Compensation Committee of the Board. Additionally, the agreement called for the Company to provide certain benefits to Mr. Hobey including living accommodations in the Richmond area during the term of the agreement as well as an option grant for 25,000 shares of Common Stock. At the same time, the Company entered into a Management and Consulting Agreement with Great Lakes, and a Voting and
Standstill Agreement with Great Lakes and its affiliate, GLC. Mr. Hobey is a principal in each such entity.

     On June 17, 1998, the Company entered into an Employment Agreement with William F. Crabtree that provided for Mr. Crabtree to act as Vice President - Finance and Chief Financial Officer of the Company. Mr. Crabtree's compensation was set at $120,000 annually with an annual incentive bonus based upon criteria established by the Compensation Committee of the Board. Additionally, the agreement called for the Company to grant Mr. Crabtree an option to purchase 12,500 shares of Common Stock. At the same time, the Company entered into a Management and Consulting Agreement with Great Lakes, and a Voting and Standstill Agreement with Great Lakes and its affiliate, GLC. Mr. Crabtree is a principal in each such entity.

     On October 1, 1996, pursuant to the terms of that certain Stock Purchase Agreement (the "Purchase Agreement"), dated September 24, 1996, between the Company and Immaculate Eagle, Inc., d/b/a TFM Remanufactured Furniture ("TFM"), the Company acquired all of the outstanding Common Stock of TFM from its shareholders, Paul A. Covert and Todd A. Thomann. Messrs. Covert and Thomann served as President and Executive Vice President, respectively, of the Company during a portion of 1998. Consideration for the acquisition consisted of cash and 87,500 shares of the Company's Common Stock valued at $15 per share. Under the terms of the Purchase Agreement, the 87,500 shares of the Company's Common Stock were held in escrow as security for certain indemnification obligations of Messrs. Covert and Thomann. Pursuant to the Purchase Agreement, if the closing sales price of the Company's Common Stock on October 1, 1998 was less than $15 per share (subject to certain adjustments), the Company would make a cash payment to Messrs. Covert and Thomann equal to the difference between the closing sales price on that date and $15, multiplied by the 87,500 shares of Common Stock. The Company's stock traded at $2.25 per share on October 1, 1998 and accordingly the amount potentially payable to the former TFM shareholders would be $1,115,625.

     Management of the Company has reviewed the circumstances of the TFM acquisition and determined that the indemnification obligations of the former TFM shareholders exceed the $1.3 million agreed value of the stock in escrow. The Company has requested the escrow agent retain all of the stock and served notice of the indemnification claims to the former TFM shareholders. As a result, no cash payment is due on any of the stock in escrow. The former shareholders of TFM have disputed the indemnification claims and pursuant to the purchase agreement, the matter has gone to arbitration.

     If the Company prevails on all of its claims in arbitration, the escrowed shares will be returned to the Company. Should the Company not prevail on all its claims, the Company may be required to make cash payments to the shareholders in amounts designated by the arbitrator. The aggregate $1,115,625 difference between the stock's market price on October1, 1998 and the $15 value assumed in the TFM purchase agreement has been recorded as a reduction in goodwill and shareholders' equity.

     On November 8, 1998, Messrs. Covert and Thomann filed a lawsuit in the State of Michigan, 30th Judicial Court, asserting among other things, non-compliance with the contractual terms of certain employment agreements. The plaintiffs assert damages of approximately $400,000 in the aggregate. The Company believes that these claims are without merit. On November 9, 1998, the Company filed suit against the two former officers in the United States District Court for the Eastern District of Virginia, claiming among other things, improper use of Company assets. Due to the recent nature of these actions, the Company is unable to predict the ultimate outcome of these actions.

Certain Business Relationships

     Theodore L. Chandler, Jr., a member and a director of the firm of Williams, Mullen, Christian & Dobbins, is a director of the Company. Williams, Mullen, Christian & Dobbins serves as counsel to the Company.

     Anthony F. Markel, President and a director of Markel Corporation, is Chairman of the Board and a director of the Company. Shand Morahand Company, a wholly owned subsidiary of the Markel Corporation, provided directors and officers insurance to the Company during a portion of 1998 at fees that are customary for such services.

     John L. Hobey, William F. Crabtree and William Sydnor Settle, Chief Executive Officer, Chief Financial Officer and member of the Board, respectively, are principals of Great Lakes and GLC. Great Lakes and the Company entered into a Management and Consulting Agreement on June 17, 1998. In connection with the transaction, the Company granted Great Lakes a non-qualified stock option for 600,000 shares of Common Stock and entered into a Voting and Standstill Agreement with Great Lakes and GLC. These agreements were negotiated at arms-length and were entered into in connection with Messrs. Hobey, Settle and Crabtree joining the Company and its Board of Directors in their respective positions.

                                  PROPOSAL TWO

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed, subject to shareholder approval, the firm of Ernst & Young LLP as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999. A majority of the votes cast by holders of the Common Stock is required for the ratification of the appointment of the independent public accountants.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The Board of Directors recommends that the shareholders vote FOR the appointment of Ernst & Young LLP as independent public accountants for the fiscal year ending December 31, 1999.


                        PROPOSALS FOR 2000 ANNUAL MEETING

     Under regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2000 annual meeting of shareholders must cause such proposal to be received, in proper form, at the Company's principal executive offices at 4299 Carolina Avenue, Building C, Richmond, Virginia 23222, Attention: Neil F. Suffa, Secretary, no later than December 15, 1999, in order for the proposal to be considered for inclusion in the Company's Proxy Statement for that meeting. The Company presently anticipates holding the 2000 annual meeting of shareholders on May 12, 2000.

     The Company's Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the meeting. Based upon an anticipated date of May 12, 2000 for the 2000 annual meeting of shareholders, the Company must receive such notice no later than March 3, 2000 and no earlier than February 12, 2000. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company's Bylaws, without charge, upon written request to the Secretary of the Company.


                                  OTHER MATTERS

     THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR 1998 FILED WITH THE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO NEIL F. SUFFA, SECRETARY OF THE COMPANY, WHOSE ADDRESS IS 4299 CAROLINA AVENUE, BUILDING C, RICHMOND, VIRGINIA 23222.

                             OPEN PLAN SYSTEMS, INC.

               Proxy Solicited on Behalf of the Board of Directors


          The undersigned hereby appoints William F. Crabtree and Neil F. Suffa, jointly and severally, as proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated on the reverse, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Open Plan Systems, Inc., a Virginia corporation (the "Corporation"), to be held on Tuesday, May 11, 1999, at 3:00 p.m., local time, or any adjournments thereof, for the following purposes:

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

                 Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

A  |X| Please mark your
       votes as in this
       example using
       dark ink only.

                   FOR nominees         WITHHOLD
                  listed at right     AUTHORITY to
                (except as written        vote
                        on          for all nominees
                  the line below)        listed
                                        at right                                                              FOR   AGAINST  ABSTAIN
                                                                                                               _      _        _
                        _                  _                                  2. To ratify the appointment    |_|    |_|      |_|
1. To elect as         |_|                |_|       NOMINEES: Term Expires       of Ernst & Young LLP as
   directors the                                              -------------      independent auditors for
   five persons                                              in 2001:           the Corporation for the
   listed as                                                  --------           fiscal year ending
   nominees at right:                                         John L. Hobey      December 31, 1999.
                                                              William Sydnor Settle
(INSTRUCTION:  To withhold  authority to vote                                 3. In their discretion, the proxies are  authorized to
for any  individual  nominee listed at right,                 Terms Expire       vote upon any other business that may properly come
write  that   nominee's  name  on  the  space                 ------------       before the meeting, or any adjournment thereof.
provided below.)                                              in 2002:
                                                              --------
                                                              Theodore L. Chandler, Jr.
                                                              Anthony F. Markel
                                                              E. W. Mugford
_______________________________________                                       THIS PROXY, WHEN PROPERLY  EXECUTED,  WILL BE VOTED IN
                                                                              THE MANNER DIRECTED HEREIN BY THE  SHAREHOLDER.  IF NO
                                                                              DIRECTION  IS GIVEN,  THIS PROXY WILL BE VOTED FOR ALL
                                                                              NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

                                                                              PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY


_____________________________________________     _____________________________________________      Dated: _______________, 1999
Signature of Shareholder                          Signature of Co-owner (if applicable)

Note: (If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.)

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